U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2014

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

405 Lexington Avenue, 25th Floor
New York, NY 10174
(Address of principal executive offices)
Telephone: (917) 368-8480
Facsimile: (917) 368-8005
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 23, 2014 (the “Initial Closing Date”), we entered into a Securities Purchase Agreement (the “Agreement”) with Peak One Opportunity Fund L.P., a Delaware limited partnership (“Peak One”). Under the Agreement, Peak One agreed to purchase from us up to $375,000 aggregate principal amount of our convertible debentures (together the “Debentures” and each individual issuance a “Debenture”), bearing interest at a rate of 0% per annum, with maturity on the third anniversary of the respective date of issuance. Our obligations under the Debentures are guaranteed by each of our subsidiaries.

On the Initial Closing Date, we issued and sold to Peak One, and Peak One purchased from us, a first Debenture in the principal amount of $125,000 for a purchase price of $112,500. The Agreement provides that, subject to our compliance with certain conditions to closing, (i) any time after 60 days from the Initial Closing Date, we will issue and sell to Peak One, and Peak One will purchase from us, a second Debenture in the principal amount of $125,000 for a purchase price of $112,500 and (ii) any time after 60 days from the closing of the second Debenture, we will issue and sell to Peak One, and Peak One will purchase from us, a third Debenture in the principal amount of $125,000 for a purchase price of $112,500.

We will use the proceeds from the Debentures for general working capital purposes, including the payment of our current liabilities.

The principal amount of the Debentures can be converted at the option of Peak One into shares of our common stock at a conversion price per share equivalent to 65% of the lowest closing bid price for our common stock during the previous 20 trading days. To the extent such conversion does not occur, outstanding Debentures will automatically convert at such conversion rate on the Debentures’ respective maturity dates. We may prepay the Debentures at a premium. As part of the transaction, we agreed to reimburse Peak One for certain transaction costs and expenses in relation thereto, and to pay its affiliate Peak One Investments, LLC (“Peak One Investments”) the amount of $5,000 and issue 75,000 shares of our Common Stock to Peak One Investments as restricted shares. We also entered into a Registration Rights Agreement with Peak One, under which we granted certain registration rights to Peak One with respect to the shares that are issuable upon the conversion of the Debentures, and with respect to the shares of restricted stock that we issued to Peak One Investments. Under the terms of a Guaranty Agreement entered into between Peak One and our subsidiaries, our subsidiaries have guaranteed our obligations to Peak One, including our obligations under the Debentures.

The Debentures are issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and therefore are not registered under the Securities Act.

The descriptions of the Agreement, the Debentures, the Registration Rights Agreement and the Guaranty Agreement set forth above are qualified in their entirety by reference to the full extent of such documents, which are included as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Purchase Agreement pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering. Peak One is an “accredited investor” and Peak One has access to information about us and its investment.

Item 9.01	Financial Statements and Exhibits.

Exhibit
No.	Description
10.32	Securities Purchase Agreement, dated June 23, 2014, between the Company and Peak One.

10.33	Debenture, issued June 23, 2014 by the Company to Peak One.

10.34	Registration Rights Agreement, dated June 23, 2014, between the Company and Peak One.

10.35	Guaranty Agreement, dated June 23, 2014, among SurePure Investment Holdings, AG, SurePure Operations, AG, SurePure Participations, AG, SurePure Holdings South Africa (Pty) Limited, SurePure Marketing South Africa (Pty) Limited and Peak One.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: June 27, 2014	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.32	Securities Purchase Agreement, dated June 23, 2014, between the Company and Peak One.

10.33	Debenture, issued June 23, 2014 by the Company to Peak One.

10.34	Registration Rights Agreement, dated June 23, 2014, between the Company and Peak One.

10.35	Guaranty Agreement, dated June 23, 2014, among SurePure Investment Holdings, AG, SurePure Operations, AG, SurePure Participations, AG, SurePure Holdings South Africa (Pty) Limited, SurePure Marketing South Africa (Pty) Limited and Peak One.